Calculation of Filing Fee Tables
S-8
ACRES Commercial Realty Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value	Other	975,000	$ 18.03	$ 17,579,250.00	0.0001381	$ 2,427.69
Total Offering Amounts:						$ 17,579,250.00		$ 2,427.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,427.69
Offering Note
[1]	Represents the number of shares of common stock, par value $0.001 per share ("Common Stock"), of ACRES Commercial Realty Corp. (the "Registrant") being registered hereon under the Registrant's Omnibus Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. Excludes 457,172 shares previously registered by the Registrant on Form S-8 (333-257901) under a prior incentive plan, which such shares have been transferred to the Plan. Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $18.03, the average of the high and low prices of the Registrant's common stock as reported on The New York Stock Exchange on July 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources